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                                                                  EXHIBIT 10(b)


                               SECURITY AGREEMENT


         THIS SECURITY AGREEMENT (this "Agreement") made this tenth day of April, 1996, between Noise Cancellation Technologies, Inc., a corporation having its chief executive office at 1025 West Nursery Road, Linthicum, Maryland 21090, hereinafter referred to and obligated as "Debtor"), and each of the secured parties set forth on the signature page hereto (collectively, the "Secured Parties").

         The parties hereto, intending to be legally bound, covenant and agree as follows:

         SECTION 1.  DEFINITIONS

         AS USED HEREIN:

                 1.1      "Accounts", "Account Debtor", "Chattel Paper",
"Contracts",   "General Intangibles",  "Instruments", "Inventory", "Proceeds",
"Cash Proceeds" and "Noncash Proceeds" shall, except as otherwise provided herein, have the same respective meanings as are given to these terms in the Uniform Commercial Code as enacted in the State of Maryland;

                 1.2 "Books and Records" means correspondence, memoranda, tapes, disks, papers, books and other documents, or transcribed information of any type, in each case relating to the Collateral, whether expressed in ordinary or machine language, and whether on or off the premises of Debtor;

                 1.3 "Collateral" means the property of Debtor described at Section 2 of this Agreement;

                 1.4      "Event of Default" means an event specified in
Section 6 of this Agreement;

                 1.5 "Notes" means Debtor's Secured Convertible Notes of even date herewith in the aggregate principal amount of $1,200,000; and

                 1.6 "Obligations" means the obligations of Debtor to (i) pay the principal of and the interest on the Notes in accordance with the terms hereof and thereof, (ii) repay to the Secured Parties all amounts advanced by the Secured Parties hereunder or otherwise to or for the benefit of Debtor including, without limitation, advances for principal or interest payments to prior secured parties, mortgagees or other lienors, or for taxes, levies, insurance, rent, repairs to or maintenance or storage of any of the Collateral,
(iii) repay the Secured Parties for their costs of curing any Event of Default which the Secured Parties, in their sole discretion, elect to cure and (iv) repay
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all of the Secured Parties' fees, expenses and costs (including the reasonable fees and expenses of the Secured Parties' counsel) in connection with the preparation, negotiation, administration, amendment, modification or enforcement of this Agreement and the Secured Parties' rights hereunder and under the documents required pursuant to this Agreement, and in connection with any proceeding brought or threatened to enforce payment of any of the Obligations including, without limitation, any bankruptcy and other insolvency proceeding, whether instituted by or against Debtor.

         SECTION 2.  COLLATERAL SECURITY

         As security for the prompt payment, performance and satisfaction of all Obligations, Debtor hereby assigns, transfers and sets over to the Secured Parties all of its right, title and interest in and to, and hereby grants to the Secured Parties a continuing lien on and security interest in and to, all of (i) Debtor's Inventory (including, without limitation, all stock-in-trade, raw materials, work in process and materials used, produced or consumed in Debtor's business) and (ii) to the extent relating to or arising out of the property referred to in clause (i) above, Debtor's Accounts, Chattel Paper, Contracts, General Intangibles (including, without limitation, Books and Records and sales and consignment Contracts) and Instruments, wherever located, whether now owned or existing or hereafter acquired or arising, together with all replacements, accessories, parts, additions and substitutions therefor and Cash Proceeds and Noncash Proceeds (including insurance proceeds and proceeds of proceeds) thereof.

         SECTION 3.  REPRESENTATIONS AND WARRANTIES

         Debtor hereby represents and warrants, which representations and warranties shall be deemed continuing until all Obligations have been paid and satisfied in full, as follows:

                 3.1 Debtor is duly organized, validly existing and in good standing under the laws of its state of formation as shown above, is duly qualified and in good standing as a foreign entity in each of the jurisdictions in which the nature of its business or assets (including the Collateral) makes such qualification necessary or desirable and wherein the failure to so qualify could have a material adverse effect on the condition (financial or otherwise) or the assets (including the Collateral) of Debtor, and has the power, capacity and authority to make and perform this Agreement, the Notes and all related instruments, agreements and documents;

                 3.2 The execution, delivery and performance of this Agreement, the Notes and all related instruments, agreements and documents have been duly authorized by all requisite action and will not violate any provision of law, rule or regulation or of the articles or certificate of incorporation, by-laws or other organizational documents of Debtor, or of any agreement, indenture or instrument to which Debtor is a party or by which it or its assets (including the Collateral) are or may be bound;

                 3.3 This Agreement, the Notes and all related instruments, agreements and documents, when executed and/or delivered by Debtor, will represent the legal, valid and binding





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Obligations of Debtor, enforceable against Debtor in accordance with their respective terms;

                 3.4 Except as set forth on Schedule 3(h) to that certain Securities Purchase Agreement dated as of the date hereof by and between the Debtor and the Secured Parties (the "Securities Purchase Agreement"), there are no judgments or judicial or administrative orders or proceedings pending, or to the knowledge of Debtor threatened, against or affecting Debtor in any court or before any governmental authority or arbitration board or tribunal which may materially adversely affect the condition (financial or otherwise) of Debtor or the assets (including the Collateral) of Debtor or the ability of Debtor to perform under this Agreement, the Notes or any related instruments, agreements or documents;

                 3.5 Debtor has good and marketable title in fee simple (or its equivalent under applicable law) to all of the properties and assets it purports to own, free from liens, claims and encumbrances of any third person;

                 3.6 Debtor's chief executive office and the address at which the Books and Records relating to the Collateral is located, is as set forth on the first page of this Agreement, and there are no other locations of the Collateral;

                 3.7 No consent of any other party and no consent, license, permit, approval or authorization of, exemption by, notice report to, or registration, filing or declaration with, any government or authority, is required to be obtained in connection with the execution, delivery or performance of this Agreement by Debtor;

                 3.8 Upon the filing of any financing statement in the offices listed on Schedule 3.8 hereto, this Agreement shall constitute a valid and continuing perfected first lien on and first security interest in all of the Collateral in favor of the Secured Parties, prior to all liens and rights of others, and is enforceable as such as against all creditors of and purchasers from the Debtor;

                 3.9 The Debtor's representations and warranties set forth in Section 3 of the Securities Purchase Agreement are true and correct as of the date made; and

                 3.10 The aggregate net book value of the Collateral, determined in accordance with generally accepted accounting principles shall at all times be at least $1,500,000.

         SECTION 4.  COVENANTS

         Debtor covenants and agrees with the Secured Parties that, so long as any of the Obligations remain unpaid or unsatisfied, it will comply with the following covenants:

                 4.1 Debtor agrees to execute such financing, continuation, amendment and termination statements and similar instruments, to pay the cost of filing the same in all public





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offices where filing is required by applicable law to perfect a security interest or is deemed by the Secured Parties, in its sole and reasonable discretion, to be necessary or desirable, and to execute such other documents as the Secured Parties shall reasonably request with respect to the Secured Parties' security interest hereunder. Debtor irrevocably appoints the Secured Parties as Debtor's Attorneys-in-Fact to do all acts which Debtor may reasonably be required to do under this Section 4.1, such appointment being deemed to be a power coupled with an interest. Debtor shall provide to the Secured Parties on the date hereof a written opinion of Debtor's counsel, in form and substance reasonably satisfactory to the Secured Parties, stating that the Secured Parties will have a perfected first priority security interest in all of the Collateral which is enforceable as such as against all creditors of and purchasers from the Debtor, upon the filing of financing statements in the offices listed on Schedule 3.8 hereto;

                 4.2 Debtor will maintain its corporate existence in good standing and comply with all laws and regulations of the United States or any State or political subdivision thereof, or of any governmental authority which may have jurisdiction over it or its business, failure to comply with which would have a materially adverse effect upon the properties or business of Debtor. Debtor warrants that its principal place of business, chief executive office, Books and Records and all of the Collateral are located in Linthicum, Maryland. Debtor covenants to notify the Secured Parties of the addition or discontinuance of any place of business and not to remove any Collateral, other than in the ordinary course of business. In addition, Debtor shall not (a) change the location of its chief executive office or chief place of business from that specified in this Section 4.2 or remove its Books and Records from the location specified in this Section 4.2 or (b) change its name, identity or corporate structure without obtaining the prior written consent of the Secured Parties to make such change, which consent shall not be unreasonably withheld or delayed;

                 4.3 Debtor will pay no dividends either in cash or kind on any class of its capital stock nor make any distribution on account of its stock;

                 4.4 Debtor will not make any loans or advances to any individual, firm or corporation, including, without limitation, its officers and employees; provided, however, that Debtor may make advances to its employees, including its officers, with respect to expenses incurred by such employees in the usual course of Debtor's business when such expenses are reimbursable by Debtor;

                 4.5 Debtor will not hereafter invest in or purchase any stock or securities of any individual, firm or corporation;

                  4.6 Debtor will not enter into any agreement or arrangement for the borrowing of money other than debt incurred in the ordinary course of Debtor's business, unless the terms of repayment thereof are, in all instances, expressly subordinated to the repayment of the Notes. Debtor will not enter into any agreement to guaranty the obligations of any individual, partnership, trust or corporation, including any affiliate of the Debtor;





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                 4.7      Debtor shall advise the Secured Parties promptly, in
reasonable detail, (a) of any lien, claim or encumbrance made or asserted against any part of the Collateral, (b) of any change in the composition of the Collateral, other than changes resulting from sales in the ordinary course of business and (c) the occurrence of any other event relating specifically to Debtor or its assets that is reasonably likely to have a material adverse effect on the aggregate value of the Collateral or on the security interest created hereunder;

                 4.8 Debtor shall not allow any modification or waiver of any provision of its certificate of incorporation or bylaws which could have a material adverse effect on the Secured Parties without obtaining the written consent of the Secured Parties prior to any such proposed modification or waiver;

                 4.9 Debtor shall keep complete and accurate Books and Records and make all necessary entries therein to reflect the quantities, costs and location of the Collateral. Debtor further agrees to mark its Books and Records in such fashion so as to indicate the liens on and security interests in and to the Collateral granted to the Secured Parties pursuant to this Agreement. Debtor shall permit the Secured Parties, their officers, employees, agents and representatives, to have full access to all of the Books and Records and any other records pertaining to Debtor's business or the Collateral which the Secured Parties may request, and shall cause all Persons to make all such Books and Records in their possession available to the Secured Parties, their officers, employees, agents and representatives. The Secured Parties' right to full access to the Books and Records shall be enforceable at law by an action of replevin or by any other appropriate remedy at law or in equity;

                 4.10 Debtor shall promptly pay, when due, all taxes, assessments and impositions upon the Collateral or for its use or operation or upon this Agreement, and shall promptly furnish to the Secured Parties the receipted bills therefor. At their option, the Secured Parties may discharge taxes, liens or security interests, or other encumbrances at any time levied or placed on the Collateral, and may pay for the maintenance and preservation of the Collateral. Debtor agrees to the reimburse the Secured Parties, on demand, together with interest at the highest rate set forth in the Notes, for any payment made or any expense incurred by the Secured Parties pursuant to the forgoing authorization;

                 4.11 Debtor shall at all reasonable times and from time to time allow the Secured Parties, by or through any of their officers, employees, agents or representatives, to examine or inspect the Collateral wherever located;

                 4.12 If any of the Collateral or any of Debtor's Books and Records are, at any time, to be located on premises leased by Debtor or on premises owned by Debtor subject to a mortgage or other lien, Debtor shall use its best efforts to obtain and deliver, or cause to be obtained and delivered to the Secured Parties, prior to delivery of any Collateral or Books and Records to such premises (or as soon as possible thereafter), an agreement, in form and substance satisfactory to the Secured Parties and their counsel, pursuant to which such landlord, mortgagee or other lien holder waives its rights, if any, to enforce any claims against Debtor for monies due under a landlord's lien,





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mortgagee's mortgage or other lien by levy or distraint, or similar proceeding against the Collateral or Debtor's Books and Records, and assuring the Secured Parties' ability to have access to the Collateral and Debtor's Books and Records in order to exercise the Secured Parties' rights to take possession thereof and to remove the same from such premises and/or to prepare for disposition and dispose of the same at or about such premises;

                 4.13 If any of Debtor's Accounts, Contracts or Contract Rights are or become evidenced by a promissory note, trade acceptance or any other negotiable or non-negotiable Instruments, Debtor shall promptly deliver any such Instruments to the Secured Parties appropriately endorsed to the Secured Parties' order, and regardless of the form of such endorsement, Debtor hereby waives presentment, demand, dishonor, notice of dishonor, protest, notice of protest and all other notices with respect thereto;

                 4.14 Debtor shall promptly notify the Secured Parties in writing of (i) any event causing a material loss or decline in the value of the Collateral (whether or not covered by insurance) and of the amount of such loss or depreciation, (ii) the inability or unwillingness of any Account Debtor to pay or preserve the Collateral, and of any defense, set-off or counterclaim asserted by any Account Debtor and (iii) any Collateral having been returned by any Account Debtor to Debtor for any reason. Debtor agrees not to return any Inventory to the supplier thereof, or to sell or otherwise dispose of Goods returned or repossessed from purchasers, lessees or consignees thereof, without the Secured Parties' prior written consent;

                 4.15 Debtor shall, at its sole cost and expense, (i) preserve the Collateral and Debtor's rights against any person free and clear of all liens, claims and encumbrances, except for liens, claims and encumbrances created pursuant to this Agreement, (ii) defend its right, title and interest in and to the Collateral and (iii) defend the Collateral against any and all claims and demands of all persons at any time or from time to time claiming the same or any interest therein. Debtor will not grant to any Person, other than the Secured Parties, any lien on or security interest in and to the Collateral, nor allow any Person other than the Secured Parties to obtain a lien on or security interest in and to or levy upon the Collateral;

                 4.16 Debtor shall, at its sole cost and expense, maintain the Collateral in good condition and repair at all times and shall not waste, abuse or destroy, or use in violation of any applicable laws, any of the Collateral;

                 4.17 In the event the Secured Parties, for any reason, determine the value of the Collateral to be insufficient to secure adequately the Obligations, Debtor shall, upon ten (10) days' written notice from the Secured Parties (i) deliver or cause to be delivered to the Secured Parties such additional Collateral as the Secured Parties may, in their sole discretion, deem necessary to secure adequately the Obligations, or (ii) reduce the outstanding aggregate balance of Obligations by an amount satisfactory to the Secured Parties;





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                 4.18     Debtor shall keep itself and the Collateral insured
against all hazards in such amounts and by such insurers as are satisfactory to the Secured Parties, with insurance policies providing for at least ten (10) days' prior written notice to the Secured Parties of any cancellation or reduction in coverage. Debtor shall cause the Secured Parties' liens on and security interests in and to the Collateral to be endorsed on all policies of insurance thereon in such manner that all payments for losses shall be paid directly to the Secured Parties as loss payees, and will furnish the Secured Parties with evidence of such insurance and endorsement as the Secured Parties may require. Debtor shall keep such insurance in full force and effect at all times. In the event Debtor fails to pay any such insurance premiums when due, the Secured Parties may, without obligation to do so, pay such premiums and add the cost thereof to the amounts due the Secured Parties under the Obligations. Debtor agrees to reimburse such premiums to the Secured Parties, with interest, at the highest rate of interest being charged to Debtor by the Secured Parties on any of the Obligations at the time of payment of such premiums by the Secured Parties. Debtor hereby assigns to the Secured Parties any return or unearned premiums which may be due upon cancellation of any such policies for any reason whatsoever and directs its insurers to pay the Secured Parties any amount so due;

                 4.19 Debtor shall furnish to the Secured Parties within five (5) business days after the last day of each calendar month, such data and information as the Secured Parties may reasonably require, including, without limitation, (i) monthly financial statements, (ii) schedules, in form and detail satisfactory to the Secured Parties, reflecting the names and addresses of Account Debtors, lessees and consignees, together with the amounts due under all outstanding Accounts, Chattel Paper, Instruments, leases and consignment agreements. The Secured Parties may also require Debtor to submit to the Secured Parties copies of all invoices pertaining to any and all such Accounts, Chattel Paper, Instruments, leases and consignment agreements, with evidence of the shipment of Goods, the sale, consignment or leasing of which have given rise to the same, and Debtor hereby agrees, at the Secured Parties' request, to notify all such Account Debtors, lessees and consignees to pay to the Secured Parties directly all amounts due Debtor;

                 4.20 Debtor will collect its Accounts and sell its Inventory only in the ordinary course of its business;

                 4.21 Immediately upon loss, damage or destruction of any of the Collateral, Debtor will deliver to the Secured Parties an amount equal to the greater of Debtor's (i) actual cost, (ii) replacement cost or (iii) the sale proceeds of Collateral so lost, damaged or destroyed, less the amount of insurance proceeds thereon collected and retained by the Secured Parties;

                 4.22 Debtor shall, upon request of the Secured Parties, and without notice to Debtor, the Secured Parties itself may, in the name of the Secured Parties or Debtor, at any time or from time to time, notify Account Debtors and direct all payments be made to the Secured Parties with respect to such Collateral. The Secured Parties may demand, sue for, collect or receive any money or property payable or receivable on any Accounts, Contracts, Contract Rights and General Intangibles, and settle, release, compromise, adjust, sue upon, foreclose, realize upon or otherwise enforce any Accounts, Contracts, Contract Rights or rights in General Intangibles as the Secured





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Parties may determine (whether or not Debtor is in default of this Agreement);
and

                 4.23 If any of Debtor's Accounts, Contracts or Contract Rights arise out of a Contract with the United States of America or any department, agency or instrumentality thereof, Debtor shall immediately notify Lender thereof in writing and execute any and all instruments, agreements and documents, and take such other and further steps as may be required by Lender, in order that the liens on and security interests in and to such Collateral, and in the Cash Proceeds and Noncash Proceeds thereof, shall be protected under the provisions of the Federal Assignment of Claims Act.

         SECTION 5.  SIGNATORY AUTHORIZATION/POWER OF ATTORNEY

         Debtor hereby appoints any employee, officer, agent or representative of the Secured Parties as Debtor's true and lawful attorney-in-fact with the following powers:

                 5.1 To sign and endorse the name of Debtor upon any Instrument, Chattel paper, financing statements and continuations thereof, and upon any other Instruments or Documents required by the Secured Parties to perfect and continue perfected liens on and security interests in and to the Collateral, and all other notes, checks, drafts, money orders or other Instruments of payment or regarding sale or other disposition of any Collateral which comes into possession of the Secured Parties;

                 5.2 To sign and endorse the name of Debtor upon any invoices and Documents, including, without limitation, freight or express bills, bills of lading or storage or warehouse receipts relating to the Collateral;

                 5.3 To give written notices and request verifications and execute assignments with respect to Accounts, Contracts, Contract Rights and rights in General Intangibles;

                 5.4 To give written notice to such officers and officials of the United States Post Office to effect such change or changes of address so that all mail may be delivered directly to the Secured Parties (all mail not related to the Obligations or the Collateral shall be returned to Debtor);

                 5.5 To receive all mail addressed to Debtor, to open all such mail and to endorse the name of Debtor upon any draft, check or other Instrument(s) which may be payable to Debtor in payment of, arising from or relating to the Collateral;

granting unto said attorney full power to do any and all things necessary to be done with respect to the foregoing and such other authorizations as are granted to the Secured Parties herein, as fully and effectively as Debtor might or could do, and hereby ratifying all its said attorney shall lawfully do or cause to be done by virtue hereof. This power of attorney, being coupled with an interest, shall be deemed irrevocable until all of Debtor's Obligations to the Secured Parties are paid and satisfied in





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full.

         SECTION 6.  EVENTS OF DEFAULT

         Each of the following shall be an "Event of Default" hereunder:

                 6.1      The occurrence of any event of default set forth in
Article III of the Notes, and

                 6.2 The Debtor's failure to comply with the covenants and agreements set forth herein.

         SECTION 7.  SECURED PARTIES' RIGHTS UPON DEFAULT

         Upon or after the occurrence of any Event of Default, the Secured Parties may, in addition to the exercise of any right or remedy existing or at any time available to the Secured Parties at law or in equity, exercise at any time or from time to time (as often as the Secured Parties shall deem necessary or desirable) any one or more of the following rights and remedies, all of which rights and remedies shall be cumulative and concurrent:

                 7.1 Exercise any or all rights, remedies, benefits and privileges available to the Secured Parties under this Agreement, the Notes, and those available to the Secured Parties under the Uniform Commercial Code, as well as those under any other applicable agreement with respect to any of the Collateral, and to apply such monies and the net proceeds of the Collateral to any of the Obligations in such order as the Secured Parties, in their sole discretion, may elect;

                 7.2 Declare the entire unpaid amount of the Obligations as are not then due and payable to be immediately due and payable, without notice to or demand on Debtor;

                 7.3 Require Debtor to assemble all or part of the Collateral as the Secured Parties may in their sole discretion request or demand and make the same available to the Secured Parties in a place to be designated by the Secured Parties which is reasonably convenient to the Secured Parties and Debtor;

                 7.4 Upon five (5) days' prior written notice to Debtor, which notice Debtor acknowledges is sufficient, proper and commercially reasonable, sell, lease or otherwise dispose of the Collateral, at any time and from time to time, in whole or in part, at public or private sale or other disposition, without advertisement or notice of disposition, all of which are hereby waived, and apply the proceeds of any such sale (i) first, to the expenses of the Secured Parties in preparing the Collateral for sale, lease or other disposition and in connection with any such sale, lease or other disposition including, without limitation, reasonable attorneys' fees and expenses incurred by the Secured Parties (including fees and expenses of any litigation incident to any of the foregoing), (ii) second, to the complete satisfaction of all the Obligations, together with all interest accrued and unpaid thereon; and





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(iii) then, to Debtor.  Debtor hereby waives the benefit of any theory or statute requiring the marshaling of assets or other similar legal doctrine and agrees that the Secured Parties may exercise their rights against the Collateral and apply the proceeds thereof to any of the Obligations, as aforesaid; and

                 7.5      Retain all of Debtor's Books and Records.

         SECTION 8.  MISCELLANEOUS

                 8.1 This Agreement shall inure to the benefit of, and is and shall continue to be binding upon, the parties hereto and their respective heirs, personal representatives, successors and assigns, including, without limitation, receivers, trustees and debtors-in-possession, but nothing contained herein shall be construed to permit Debtor to assign this Agreement or any of Debtor's rights or obligations hereunder without the Secured Parties' prior written consent, which consent may be unreasonably withheld.

                 8.2 This Agreement shall be governed by and construed in accordance with the laws of the State of Maryland. Notwithstanding the foregoing, the parties hereto hereby submit to the exclusive jurisdiction of the United States Federal Courts located in New York County in the State of New York with respect to any dispute arising under this Agreement.

                 8.3 If any provision of this Agreement shall for any reason be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid or unenforceable provision had never been contained herein.

                 8.4 The rights, powers and remedies of the Secured Parties hereunder are cumulative, concurrent and not alternative, and shall not be exhausted by the single assertion or exercise thereof, and the failure of the Secured Parties to exercise any such right, power or remedy will not be deemed a waiver thereof nor preclude any further or additional assertion or exercise of such right, power or remedy. The waiver of any default, violation or Event of Default hereunder shall not be a waiver of any subsequent default, violation or Event of Default hereunder.

                 8.6 No modifications of this Agreement shall be binding or enforceable unless in writing and signed by duly authorized representatives of Debtor and the Secured Parties.

                 8.7 This Agreement is intended to take effect as an instrument under seal.


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         IN WITNESS WHEREOF, the parties have hereunto caused this Agreement to be duly executed and sealed as of the day and year first above written.

DEBTOR                                 SECURED PARTIES

NOISE CANCELLATION                     KINGDON ASSOCIATES, L.P.
TECHNOLOGIES, INC.                     By:   Kingdon Capital Management Corp.,
                                             its general partner


By:                                          By:
   ----------------------------                 ---------------------------
   Name:                                        Mark Kingdon
   Title:                                       President

                                       KINGDON PARTNERS, L.P.
                                       By:   Kingdon Capital Management Corp.,
                                             its general partner

                                       By:
                                          -------------------------
                                                Mark Kingdon
                                                President

                                       M. KINGDON OFFSHORE NV
                                       By:   Kingdon Capital Management Corp.,
                                             its investment advisor

                                             By:
                                                -------------------------
                                                 Mark Kingdon
                                                 President





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